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                                                                      Exhibit 11


                  MOTOR CARGO INDUSTRIES, INC. AND SUBSIDIARIES

                    PRO FORMA EARNINGS PER SHARE CALCULATION



                                                            Year Ended December 31,
                                                   ------------------------------------------
                                                      1998             1997            1996
                                                   ----------      ----------      ----------
Pro forma earnings available to
  common shareholders                              $5,788,861      $5,621,476      $3,596,891
                                                   ==========      ==========      ==========

                                    Basis EPS
                                    ---------

Shares

   Common shares outstanding entire period          6,987,820       5,820,000       5,820,000

   Weighted-average common shares issued
     during period                                         --         118,602              --
                                                   ----------      ----------      ----------

   Weighted-average common shares outstanding
     during period - basic                          6,987,820       5,938,602       5,820,000
                                                   ==========      ==========      ==========

Pro forma earnings per common share - basic        $     0.83      $     0.95      $     0.62
                                                   ==========      ==========      ==========


                                   Diluted EPS
                                   -----------

Shares

   Weighted-average common shares outstanding
     during period - basic                          6,987,820       5,938,602       5,820,000

   Diluted effect of stock options                      4,000              --              --
                                                   ----------      ----------      ----------

   Weighted-average common shares outstanding
     during period - diluted                        6,991,820       5,938,602       5,820,000
                                                   ==========      ==========      ==========

Pro forma earnings per common share - diluted      $     0.83      $     0.95      $     0.62
                                                   ==========      ==========      ==========